UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 11, 2007

PETROLEUM DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Genesis Boulevard Bridgeport, West Virginia	26330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-842-3597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 11, 2007 pursuant to a Rights Agreement (the “Rights Agreement”), dated as of September 11 2007, between Petroleum Development Corporation  (the “Company”) and Transfer Online, Inc., as Rights Agent (the “Rights Agent”), the Company’s Board of Directors declared a dividend of one right (a “Right”) to purchase one whole share of the Company’s common stock, par value $0.01 per share (“Common Stock”), for each outstanding share of Common Stock, of the Company.  The dividend is payable on September 14, 2007 to stockholders of record on that date (the “Record Date”).  Each Right entitles the registered holder, after the occurrence of a “Distribution Date” as defined in the Rights Agreement and described below, to exercise the right to purchase from the Company one share of Common Stock at an exercise price of $240 (the “Purchase Price”), subject to adjustment.

The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Rights Evidenced by Common Stock Certificates

The Rights will not be exercisable until the Distribution Date.  Until then, certificates for the Rights (“Rights Certificates”) will not be sent to stockholders, and the Rights will attach to and trade only together with the Common Stock.  Accordingly, Common Stock certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

Distribution Date

The Rights will separate from the Common Stock, Rights Certificates will be issued, and the Rights will become exercisable upon the earlier of: (i) the tenth day after a person or group of affiliated or associated persons (an “Acquiring Person”) publicly announces that it has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock, or (ii) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors taken prior to a person or group becoming an Acquiring Person) following the commencement or announcement of a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock.  The earlier of such dates is referred to as the “Distribution Date.”

Issuance of Rights Certificates; Expiration of Rights

As soon as practicable following the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date.  The Rights will expire on the earliest of (i) September 11, 2017 (the “Final Expiration Date”), or (ii) redemption or exchange of the Rights as described below.

Initial Exercise of the Rights

Following the Distribution Date, and until the occurrence of one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Purchase Price, one share of Common  Stock.  In the event that the Company does not have sufficient Common Stock available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the shares of Common Stock for which the Rights would have been exercisable under this provision or as described below.

Right to Buy Company Shares of Common Stock

Unless the Rights are earlier redeemed, in the event that the Distribution Date occurs and a person or group becomes an Acquiring Person, then each holder of a Right that has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of Common Stock having a value equal to two times the Purchase Price.

Right to Buy Acquiring Company Stock

Similarly, unless the Rights are earlier exercised, exchanged or redeemed, in the event that, after the Distribution Date occurs and a person or group becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company’s consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right that has not theretofore been exercised, exchanged or redeemed (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

Exchange Provision

At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the Company’s outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio calculated pursuant to the Rights Agreement.

Redemption

At any time on or prior to the earlier of (i) the time a person becomes an Acquiring Person and (ii) the Close of Business on the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right.

Adjustments to Prevent Dilution

The Purchase Price payable, the number of Rights and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Rights Agreement.  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

Cash Paid Instead of Issuing Fractional Shares

No fractional portion of a share of Common Stock will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

No Stockholders’ Rights Prior to Exercise

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder’s ownership of Common Stock), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes that do not adversely affect the interests of Rights holders (other than the Acquiring Person).

No Voting Rights

Rights will not have any voting rights.

Certain Anti-Takeover Effects

The Rights approved by the Company’s Board of Directors are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquiror to take over the Company in a manner or on terms not approved by the Company’s Board of Directors.  Takeover attempts may include coercive tactics to deprive the Company’s Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company.  The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally.  These tactics can unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

The Rights are not intended to prevent a takeover of the Company and will not do so.  Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.01 per Right at any time prior to the time a person or group becomes an Acquiring Person.  Accordingly, the Rights should not interfere with any merger or business combination approved by the Company’s Board of Directors.

Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans.  The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company’s shares are presently traded.  The Company’s Board of Directors believes that the Rights represent a sound, prudent and reasonable means of addressing complex issues of corporate policy in the business environment and responding to the perceived potential threat to corporate policy and effectiveness inherent in that environment.  The Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company that is deemed undesirable by the Company’s Board of Directors.  The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company’s Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Rights Agent Acts as Transfer Agent

The Rights Agent also provides transfer agent services to the Company.

Item 3.03. Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01  Entry into a Material Definitive Agreement”.

Item 9.01.  Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
4.1
Rights Agreement by and between Petroleum Development Corporation and Transfer Online, Inc., as Rights Agent, dated as of September 11, 2007, including the forms of Rights Certificate and Summary of Stockholder Rights Plan attached thereto as Exhibits A and B, respectively (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2007                                                  PETROLEUM DEVELOPMENT CORPORATION

By: /s/ Richard W. McCullough
Name: Richard W. McCullough
Title:   Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1
Rights Agreement by and between Petroleum Development Corporation and Transfer Online, Inc., as Rights Agent, dated as of September 11, 2007, including the forms of Rights Certificate and Summary of Stockholder Rights Plan attached thereto as Exhibits A and B, respectively (filed herewith).